News Release

For Immediate Release

July 21, 2016

International Barrier Technology - Fire-Resistant Building Materials Company - Reports Fiscal Year Record Sales Revenue of $9,528,512 and Record Sales Volume of 24,657,600 sq. ft. for YE June 30, 2016

July 21, 2016 – Watkins, MN - International Barrier Technology Inc. (“Barrier”) (IBTGF: OTCQB; IBH.V: TSXV), a manufacturer of proprietary fire-resistant building materials, has released sales revenue and sales volumes for fiscal year ending June 30, 2016.

Record sales volume of 24,657,600 sq. ft. was shipped for the fiscal year ending June 30, 2016.  This was an increase of 14% from the 21,624,100 sq. ft. shipped in Fiscal 2015.  Residential Roof Deck/Wall Assembly/Structural Insulated Panel market business grew 21% year over year and represented 78% of total Barrier shipments.  The Commercial Modular market decreased 4% year over year and represented 22% of total shipments.   Monthly shipments of 2,343,088 sq. ft. were recorded during the month of June, a 19% increase over the 1,974,608 sq. ft. shipped in June 2015.

Fiscal year sales revenue for the period ending June 30, 2016 was up 13% from $8,435,581 to $9,528,512 over the comparable period last year.  Fiscal year sales revenue generated from Residential Roof Deck/Wall Assembly/Structural Insulated Panel markets rose 23% and revenue from the Commercial Modular market remained comparable year over year.  Monthly sales revenue was $893,143 in comparison to $816,383.

Accomplishments during Fiscal 2016:

*Record Fiscal Year Sales Volumes and Revenues; 14% volume growth for the full year, including 28% growth year-over-year for the final six months.

*License Agreement with LP® Building Products to add a LP® FlameBlock® manufacturing line at their Clarke County Alabama facility and significantly increase capacity for Pyrotite® products in North America.

*Ground-breaking celebration at the new Clarke County FlameBlock® line occurred in January 2016 with targeted completion late Fall 2016.

*LP debuts LP® FlameBlock® Ijoist, followed by commercial production at our Watkins, MN facility.

*Barrier’s 20-year capital lease note on the property was paid in full.

*Kronospan, Barrier’s licensee in the European Union, increased sales volume while improving manufacturing processes.

*An additional storage facility was added to the Watkins, MN facility to support growth.

Barrier’s 10K annual financial report will be published on or before September 28th, 2016.

International Barrier Technology Inc.

510 4th St N • P.O. Box 379 • Watkins, MN  55389  USA

Tel: 800-638-4570  •  Email: mmcelwee@intlbarrier.com

About International Barrier Technology Inc.
International Barrier Technology Inc. (OTCQB: IBTGF; TSXV: IBH.V) develops, manufactures, and markets proprietary fire-resistant building materials branded as LP® FlameBlock® Fire-Rated OSB Sheathing and Blazeguard FR Deck Panel. Barrier's award-winning fire-resistant wood panels use a patented, non-toxic, non-combustible coating with an extraordinary capability: it releases water in the heat of fire. The panels exceed "model" building code requirements in every targeted fire test and application, and are unique in combining properties that increase panel strength and minimize environmental and human impact.  Barrier's family of products provides customers a premium material choice meeting an increasingly challenging combination of requirements in residential and commercial building construction.  For more information please visit: www.intlbarrier.com.

INTERNATIONAL BARRIER TECHNOLOGY INC.

_______________________

Michael D. Huddy

President, Director

THE TSX VENTURE EXCHANGE HAS NOT REVIEWED AND DOES NOT ACCEPT RESPONSIBILITY FOR THE ADEQUACY OR ACCURACY OF THE CONTENT OF THIS PRESS RELEASE.

Melissa McElwee, CFO

International Barrier Technology

(800) 638-4570

mmcelwee@intlbarrier.com

For more information please visit:

www.intlbarrier.com

The statements in this news release contain forward-looking information within the meaning of Section 21E of the Securities Exchange Act.  Such forward-looking statements involve certain risks, assumptions and uncertainties, including but not limited to the ability to generate and secure product sales and adverse economic conditions.  In each case, actual results may differ materially from such forward-looking statements.  The company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results (expressed or modified) will not be realized.

International Barrier Technology Inc.

510 4th St N • P.O. Box 379 • Watkins, MN  55389  USA

Tel: 800-638-4570  •  Email: mmcelwee@intlbarrier.com